UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2012

Commission File Number 333-148297
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Pinnacle Foods Finance LLC
(Exact name of registrant as specified in its charter)
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Delaware	20-8720036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 20, 2012, Pinnacle Foods Finance LLC (the “Company”) redeemed $150 million aggregate principal amount of its 9.25% Senior Notes due 2015 (the “Notes”), co-issued by Pinnacle Foods Finance Corp., at a redemption price equal to 102.313% of the aggregate principal amount plus accrued and unpaid interest to the redemption date. The total redemption price was approximately $160 million, including accrued interest of $6.5 million. The redemption was affected in accordance with the indenture governing the Notes pursuant to a notice dated August 21, 2012.
The Company funded the redemption price for the Notes with the net proceeds from a new term loan entered into for the purpose of refinancing the Notes, together with cash on hand. A summary of the new term loan is included in the Company's Current Report on Form 8-K filed August 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS FINANCE LLC

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: September 20, 2012